Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE

Contact: Walter H. Hasselbring, III Telephone: (815) 432-2476

IF BANCORP, INC. AND
IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION
ANNOUNCE APPOINTMENT OF NEW BOARD CHAIR, LEAD INDEPENDENT DIRECTOR AND PRESIDENT

Watseka, Illinois, November 26, 2024 - IF Bancorp, Inc. (NASDAQ Capital: IROQ) (the “Company”), and its wholly owned subsidiary, Iroquois Federal Savings and Loan Association (the “Association”), today announced that the Boards of Directors (the “Boards”) of the Company and the Association unanimously elected Walter H. Hasselbring, III, the current President and Chief Executive Officer of the Company and the Association, as Chair of the Boards. Mr. Hasselbring succeeds, Gary Martin, who, having reached the age limit established by the Board of Directors in the Company’s bylaws, retired from the Boards on November 25, 2024, immediately prior to the Company’s Annual Meeting of Stockholders. In conjunction with these changes, Mr. Hasselbring resigned from his position as President of the Company and the Association and the Boards have appointed Thomas J. Chamberlain, current Chief Lending Officer of the Association and Senior Executive Vice President of the Company and the Association, as President of the Company and the Association. Mr. Hasselbring will continue to serve as the Chief Executive Officer of the Company and the Association and continue to oversee their strategic initiatives while Mr. Chamberlain will oversee the day-to-day operations.

In accordance with the Company’s Corporate Governance Guidelines and to provide effective oversight and independence of the Boards, the Boards appointed Joseph A. Cowan as Lead Independent Director. Mr. Cowan has served as an independent director of the Company and the Association since 2000.

The Boards have determined that combining the Chair and Chief Executive Officer positions, along with appointing a Lead Independent Director and a new President, is the appropriate structure for the Company and the Association at this time and helps provide strong and consistent leadership for management and the Boards.

“On behalf of the Boards, I would like to thank Gary for his many contributions and dedication to the Company and Association as Chair. The Company and the Association have benefited tremendously from his expertise, leadership and integrity,” said Mr. Hasselbring. “I look forward to continuing to work with our highly skilled and dedicated Boards and management to execute on our strategic priorities.”

Mr. Hasselbring continued, “I want to congratulate Joe and Tom on their respective new roles as Lead Independent Director and President. Their extensive experience on the Boards and with various senior management positions at the Association, respectively, and their knowledge of the communities we serve make them ideal to serve in these roles.”

IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association.  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from seven full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, Savoy, Champaign and Bourbonnais, Illinois and a loan production office in Osage Beach, Missouri.  The principal activity of the Association’s wholly owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.